UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2023

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 1, 2023, Healthpeak OP, LLC, a Maryland limited liability company (“Healthpeak OP”), and Healthpeak Properties, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the several underwriters named therein (the “Underwriters”) relating to the sale by Healthpeak OP (the “Offering”) of $350.0 million aggregate principal amount of 5.250% senior unsecured notes due 2032 (the “Notes”). The Notes will be a further issuance of, are interchangeable with and will be consolidated and form a single series with, the 5.250% senior unsecured notes due 2032 of Healthpeak OP issued on January 17, 2023 in the aggregate principal amount of $400.0 million. Upon the issuance of the Notes, the outstanding aggregate principal amount of the 5.250% senior unsecured notes due 2032 will be $750.0 million. The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, Healthpeak OP and the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The estimated net proceeds from the Offering are expected to be approximately $346.9 million, including approximately $5.8 million of accrued interest, after deducting the underwriting discount and estimated expenses payable by Healthpeak OP. Healthpeak OP intends to use the net proceeds from the Offering to repay borrowings outstanding under its commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development and redevelopment activities, and capital expenditures. The Offering is expected to close on May 10, 2023, subject to the satisfaction of customary closing conditions.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement, dated May 1, 2023, by and among Healthpeak OP, the Company and the representatives of the Underwriters.
99.1	Press Release, dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHPEAK PROPERTIES, INC.
(Registrant)

Date: May 2, 2023	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Chief Financial Officer